EXHIBIT 1.03

NUMBER: 382518

BRITISH
COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

SAN ANTONIOS RESOURCES INC.

has this day changed its name to

GLOBAL PRECISION MEDICAL INC.

                     [SEAL]                                                 Issued under my hand at Victoria, British Columbia
                                                                                                           on October 15, 2002

/s/ J.S. Powell

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA